PROMISSORY NOTE

$4,000,000 (Four Million Dollars)                                                                     Dated September 29th, 2003

Principal Amount                                                                                                State of Nevada

Funding Date- On or before September 30, 2004

Due Date- On or before five years from funding date

        FOR VALUE RECEIVED, Four Million Dollars, the undersigned Twin Faces East Entertainment Corporation (Company) hereby jointly and severally promise to pay to the order of Johnnie King, or his assigns, (Maker) the sum of $4,000,000 (Four Million Dollars), together with interest thereon at ten percent (10%) per annum as prescribed below. Said sum and interest shall be paid in the manner following:

        Interest due one year from funding date-

            Payable as $400,000 worth of 144 stock ** or $400,000 cash*

        Interest due two years from funding date-

            Payable as $400,000 worth of 144 stock ** or $400,000 cash*

        Interest due three years from funding date-

            Payable as $400,000 worth of 144 stock ** or $400,000 cash*

        Interest due four years from funding date-

            Payable as $400,000 worth of 144 stock ** or $400,000 cash*

        At the principal Due Date of this note, the Company agrees to pay to Maker, at the Company option either:

  $4,400,000 cash or

  $4,800,000 worth of 144 stock **

* At the option of the Company.

** All stock is Common Stock in Twin Faces East Entertainment Corporation (TFAC) restricted by Rule 144. All stock valued at prior 30-day average closing price as quoted by OTCBB or current exchange listing. All stock is to be delivered within 15 days of due date.

Value received is a $4,000,000 (Four Million Dollar) loan dated September 29th, 2003 deliverable to the Company bank via wire transfer by Maker not later than September 30th, 2004 but not later than 180 days after Mr. King's first settlement payment from proceeds from his Bronx County New York action index number 22127/01.

        Wire instructions:

        Account Number                     041-1006257

        Account Name                        Twin Faces East Entertainment Corporation

        Routing Number                     321270742

        Bank Name & Address         Wells Fargo Bank Nevada N.A.

                                                        2231 N. Green Valley Parkway

                                                        Henderson, NV. 89014

        The Company may prepay this Promissory Note at any time, without penalty, by delivery of the principal amount in cash and appropriate pro-rata interest as prescribed above.

        This Note shall at the option of the Maker be immediately due and payable upon the occurrence of any of the following:

  Failure to make any payments due hereunder within 15 days of the due date.

  Breach of any condition of any of the security interest.

  Upon the insolvency, dissolution, or liquidation of the Company.

  Upon the filing by the Company an assignment for the benefit of the creditors, bankruptcy, or for relief under any provisions of the Bankruptcy Code, or by suffering an involuntary petition in bankruptcy or receivership not vacated within 30 days.

        In the event this note shall be in default, and placed with an attorney for collection, then the Company agrees to pay all reasonable attorney fees and costs of collection. Payments not made within 10 days of due date shall be subject to a late charge of 10% of said payment. All payments hereunder shall be made to the Maker, Johnnie King, or his assigns.

        The Company agrees to be fully bound hereunder until this note shall be fully paid and waive demand, presentment and protest and all notices thereto and further agrees to remain bound, notwithstanding any extension, renewal, modification, waiver, or other indulgence by the Maker or upon the discharge or release of the Company, or upon the exchange, substitution, or release of any collateral granted as security for this Note. No modification or indulgence by Maker shall be binding unless in writing, and any indulgence for one occasion shall not be an indulgence for any other or future occasion. This Note shall take effect as a sealed instrument and shall be construed, governed, and enforced in accordance with the laws of the State of Nevada. The Company hereby executes this note as President and Chief Executive Officer of the Company.

Agreed to as stated:

/S/Michael Smolanoff                             September 29, 2003

Michael Smolanoff, President                               Date

Twin Faces East Entertainment

I hereby certify that I am an accredited investor and am aware of the inherent risks and potential for loss of part or this entire loan. Further I acknowledge that I am a key member of the Management Team of the Company and am aware of and approve the budget uses of funds that have been developed with my help and input.

/S/Johnnie King                                     September 29, 2003

Johnnie King, Maker                                             Date